Exhibit 8

Dr. Reddy’s Laboratories Limited

Dr. Reddy’s Laboratories Limited is the parent company. Tabulated below is the list of subsidiaries, associates and joint ventures as of March 31, 2017:

Name of the subsidiaries	Country of Incorporation	Percentage of Direct/Indirect Ownership Interest
Aurigene Discovery Technologies (Malaysia) Sdn. Bhd.	Malaysia	100%(3)
Aurigene Discovery Technologies Inc.	U.S.A.	100%(3)
Aurigene Discovery Technologies Limited	India	100%
beta Institut gemeinnützige GmbH	Germany	100%(8)
betapharm Arzneimittel GmbH	Germany	100%(8)
Cheminor Investments Limited	India	100%
Cheminor Employees Welfare Trust	India	Refer to footnote 18
Chienna B.V. (merged into Dr. Reddy’s Research and Development B.V. effective January 1, 2017)	Netherlands	100%(13)
Chirotech Technology Limited	United Kingdom	100%(5)
Dr. Reddy’s Research Foundation	India	Refer to footnote 18
Dr. Reddy’s Farmaceutica Do Brasil Ltda.	Brazil	100%
Dr. Reddy’s Laboratories (EU) Limited	United Kingdom	100%(10)
Dr. Reddy’s Laboratories (Proprietary) Limited	South Africa	100%(10)
Dr. Reddy’s Laboratories (UK) Limited	United Kingdom	100%(5)
Dr. Reddy’s Laboratories Canada, Inc.	Canada	100%(10)
Dr. Reddy’s Laboratories Inc.	U.S.A.	100%(10)
Dr. Reddy’s Laboratories International SA	Switzerland	100%(10)
Dr. Reddy’s Laboratories Japan KK	Japan	100%(10)
Dr. Reddy’s Laboratories Kazakhstan LLP (from November 30, 2016)	Kazakhstan	100%(10)
Dr. Reddy’s Laboratories Louisiana LLC	U.S.A.	100%(6)
Dr. Reddy’s Laboratories New York, Inc.	U.S.A.	100%(10)
Dr. Reddy’s Laboratories Romania S.R.L.	Romania	100%(10)
Dr. Reddy’s Laboratories SA	Switzerland	100%
Dr. Reddy’s Laboratories Tennessee, LLC	U.S.A.	100%(6)
Dr. Reddy’s Laboratories, LLC	Ukraine	100%(10)
Dr. Reddy’s New Zealand Limited.	New Zealand	100%(10)
Dr. Reddy’s Pharma SEZ Limited	India	100%
Dr. Reddy’s Singapore PTE Limited	Singapore	100%(10)
Dr. Reddy’s Srl	Italy	100%(11)
Dr. Reddy’s Bio-Sciences Limited	India	100%
Dr. Reddy’s Laboratories (Australia) Pty. Limited	Australia	100%(10)
Dr. Reddy’s Laboratories SAS	Colombia	100%(10)
Dr. Reddy’s Research and Development B.V. (formerly Octoplus B.V.)	Netherlands	100%(12)
Dr. Reddy’s Venezuela, C.A.	Venezuela	100%(10)
DRANU LLC	U.S.A.	50%(15)
DRES Energy Private Limited	India	26%(16)
DRL Impex Limited	India	100%(17)
DRSS Solar Power Private Limited	India	26%(16) (2)
Eurobridge Consulting B.V.	Netherlands	100%(1)
Idea2Enterprises (India) Pvt. Limited	India	100%
Imperial Credit Private Limited (from February 22, 2017)	India	100%
Industrias Quimicas Falcon de Mexico, S.A. de CV	Mexico	100%
Kunshan Rotam Reddy Pharmaceutical Co. Limited	China	51.33%(4)
Lacock Holdings Limited	Cyprus	100%(10)
OctoPlus Development B.V. (merged into Dr. Reddy’s Research and Development B.V. effective January 1, 2017)	Netherlands	100% (13)

Name of the subsidiaries	Country of Incorporation	Percentage of Direct/Indirect Ownership Interest
OctoPlus PolyActive Sciences B.V. (merged into Dr. Reddy’s Research and Development B.V. effective January 1, 2017)	Netherlands	100% (14)
OctoPlus Sciences B.V. (merged into Dr. Reddy’s Research and Development B.V. effective January 1, 2017)	Netherlands	100% (13)
OctoPlus Technologies B.V. (merged into Dr. Reddy’s Research and Development B.V. effective January 1, 2017)	Netherlands	100% (13)
OctoShare B.V. (merged into Dr. Reddy’s Research and Development B.V. effective January 1, 2017)	Netherlands	100% (13)
OOO Dr. Reddy’s Laboratories Limited	Russia	100%(10)
OOO DRS LLC	Russia	100%(9)
Promius Pharma LLC	U.S.A.	100%(6)
Reddy Antilles N.V.	Netherlands	100%
Reddy Cheminor S.A. (until July 20, 2016)	France	100%(2)
Reddy Holding GmbH	Germany	100%(10)
Reddy Netherlands B.V.	Netherlands	100%(10)
Reddy Pharma Iberia SA	Spain	100%
Reddy Pharma Italia S.R.L.	Italy	100%(7)
Reddy Pharma SAS	France	100%(10)

(1)	Indirectly owned through Reddy Antilles N.V.
(2)	Entities liquidated during the year.
(3)	Indirectly owned through Aurigene Discovery Technologies Limited.
(4)

Kunshan Rotam Reddy Pharmaceutical Co. Limited is a subsidiary, as the Company holds a 51.33% stake. However, the Company accounts for this investment by the equity method and does not consolidate it in the Company’s financial statements.

(5)	Indirectly owned through Dr. Reddy’s Laboratories (EU) Limited.
(6)	Indirectly owned through Dr. Reddy’s Laboratories Inc.
(7)	Indirectly owned through Lacock Holdings Limited.
(8)	Indirectly owned through Reddy Holding GmbH.
(9)	Indirectly owned through Eurobridge Consulting B.V.
(10)	Indirectly owned through Dr. Reddy’s Laboratories SA.
(11)	Indirectly owned through Reddy Pharma Italia S.R.L.
(12)	Indirectly owned through Reddy Netherlands B.V.
(13)	Indirectly owned through Dr. Reddy’s Research and Development B.V.
(14)	Indirectly owned through OctoPlus Sciences B.V.
(15)	DRANU LLC is consolidated in accordance with guidance available in IFRS 10.
(16)	Accounted in accordance with IFRS 11 ‘Joint Arrangements’.
(17)	Indirectly owned through Idea2Enterprises (India) Pvt. Limited.
(18)	The Company does not have any equity interests in this entity, but has significant influence or control over it.